AXA FINANCIAL, INC.
1290 Avenue of Americas
New York, New York 10104

June 20, 2000

Sanford C. Bernstein
767 Fifth Avenue
NewYork, NY 10153

          Re:     Agreement to elect Lew Sanders and
                    Roger Hertog to ACMC’s Board of Directors

          AXA Financial Inc. (“AXA Financial”) hereby agrees that:

1.       upon the closing (the “Closing”) of the transactions contemplated by the Acquisition Agreement, dated as of June 20, 2000 (the “Acquisition Agreement”), between Alliance Capital Management L.P., a Delaware limited partnership (“Alliance Capital”), Sanford C. Bernstein Inc., a Delaware corporation (“Sanford Bernstein”), Alliance Capital Management Holding L.P., a Delaware limited partnership and Bernstein Technologies Inc., a California corporation, AXA Financial shall cause Lew Sanders and Roger Hertog to be elected to the Board of Directors of Alliance Capital Management Corporation, a Delaware corporation (“ACMC”) for a term or for successive terms ending no earlier than the third anniversary of the Closing; provided, however, that Mr. Sanders and/or Mr. Hertog may each be removed from the Board of Directors of ACMC, prior to the third anniversary of the Closing, in accordance with Alliance Capital’s certificate of incorporation and by-laws but, in either case, only in the event his employment by Alliance Capital terminates in accordance with the terms of their respective employment agreements; and

2.       in the event that prior to the third anniversary of the Closing, either of Messrs. Sanders or Hertog ceases to serve as a member of the Board of Directors of ACMC for any reason, then AXA Financial will cause a replacement to be elected, who shall serve for a term or for successive terms ending no earlier than the third anniversary of the Closing Date; provided, however, that any such replacement may be removed from the Board of Directors of ACMC and replaced in accordance with this paragraph 2, prior to the third anniversary of the Closing, for the reasons set forth in the proviso to paragraph 1 above; and provided further, that any such replacement shall be selected by AXA Financial from the list of names attached hereto as Annex A, as such list may be amended from time to time with the prior written consent of AXA Financial and the Sanford Bernstein Committee (as such term is defined in the Acquisition Agreement).

          AXA Financial’s obligations hereunder shall terminate and be of no further effect upon the termination of the Acquisition Agreement prior to the Closing.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to AXA Financial a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between AXA Financial and Sanford Bernstein in accordance with its terms.

Very truly yours,

AXA FINANCIAL, INC.

By:	/s/ Stanley B. Tulin
Name:Stanley B. Tulin
Title: Vice Chairman and
Chief Financial Officer

Confirmed and accepted as of the date first above written:

SANFORD C. BERNSTEIN INC.

By:	/s/ Lewis A. Sanders
Name:Lewis A. Sanders
Title: Chairman and
Chief Executive Officer

ANNEX A

Andrew S. Adelson

Kevin R. Brine

Charles C. Cahn, Jr.

Marilyn G. Fedat

Michael L. Goldstein